UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 9, 2023
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DANAHER CORPORATION
(Exact Name of Registrant as Specified in Its Charter)
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Delaware		001-08089	59-1995548
(State or Other Jurisdiction of Incorporation)		(Commission File Number)	(IRS Employer Identification No.)

2200 Pennsylvania Avenue, NW			20037-1701
Suite 800W
Washington,	DC
(Address of Principal Executive Offices)			(Zip Code)
202-828-0850
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)
__________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	DHR	New York Stock Exchange
1.700% Senior Notes due 2024	DHR 24	New York Stock Exchange
0.200% Senior Notes due 2026	DHR/26	New York Stock Exchange
2.100% Senior Notes due 2026	DHR 26	New York Stock Exchange
1.200% Senior Notes due 2027	DHR/27	New York Stock Exchange
0.450% Senior Notes due 2028	DHR/28	New York Stock Exchange
2.500% Senior Notes due 2030	DHR 30	New York Stock Exchange
0.750% Senior Notes due 2031	DHR/31	New York Stock Exchange
1.350% Senior Notes due 2039	DHR/39	New York Stock Exchange
1.800% Senior Notes due 2049	DHR/49	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.02	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.
On May 9, 2023, Danaher Corporation (“Danaher”) filed a Certificate of Elimination with respect to the Company’s 4.75% Series A Mandatory Convertible Preferred Stock (the “Series A Preferred Stock”) and the Company’s 5.00% Series B Mandatory Convertible Preferred Stock (the “Series B Preferred Stock” and together with the Series A Preferred Stock, the “Preferred Stock”), which upon filing with the Secretary of State of the State of Delaware (“Delaware Secretary”), eliminated from the Restated Certificate of Incorporation, as heretofore amended, all matters set forth in the Certificate of Designations with respect to the Series A Preferred Stock filed with the Delaware Secretary on February 28, 2019 and the Certificate of Designations with respect to the Series B Preferred Stock filed with the Delaware Secretary on May 11, 2020.
Following the mandatory conversion of the outstanding shares of the Series A Preferred Stock on April 15, 2022 and the outstanding shares of the Series B Preferred Stock on April 17, 2023, there were no outstanding shares of the Preferred Stock. A copy of the Certificate of Elimination relating to the Preferred Stock is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
    The Company’s annual meeting of shareholders was held on May 9, 2023. At the annual meeting, the Company’s shareholders voted on the following proposals:
1.    To elect the fourteen directors named in the Company’s proxy statement to terms expiring in 2024. Each nominee for director was elected by a vote of the shareholders as follows:

	For	Against	Abstain	Broker Non-Votes
Rainer M. Blair	611,495,206	8,477,626	584,736	33,653,892
Feroz Dewan	611,422,260	8,525,436	609,872	33,653,892
Linda Filler	547,198,114	71,820,943	1,538,511	33,653,892
Teri List	445,387,064	174,590,040	580,464	33,653,892
Walter G. Lohr, Jr.	568,952,661	51,010,966	593,941	33,653,892
Jessica L. Mega, MD, MPH	612,490,032	7,487,224	580,312	33,653,892
Mitchell P. Rales	595,480,683	24,351,520	725,365	33,653,892
Steven M. Rales	601,399,773	18,567,920	589,875	33,653,892
Pardis C. Sabeti, MD, D. Phil	605,695,033	14,259,949	602,586	33,653,892
A. Shane Sanders	463,901,122	156,051,488	604,958	33,653,892
John T. Schwieters	428,128,701	190,873,326	1,555,541	33,653,892
Alan G. Spoon	535,224,853	84,736,149	596,566	33,653,892
Raymond C. Stevens, PhD	466,068,299	153,892,202	597,067	33,653,892
Elias A. Zerhouni, MD	591,338,842	28,622,621	596,105	33,653,892
2.    To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023. The proposal was approved by a vote of shareholders as follows:

For	625,228,005
Against	28,119,329
Abstain	864,126
3.    To approve on an advisory basis the Company’s named executive officer compensation. The proposal was approved by a vote of shareholders as follows:

For	587,524,847
Against	31,456,091
Abstain	1,576,630
Broker Non-Votes	33,653,892

4.    To hold an advisory vote relating to the frequency of future shareholder advisory votes on the Company’s named executive officer compensation. The Company’s shareholders voted as follows on this proposal:

One Year	613,562,329
Two Years	680,368
Three Years	5,693,280
Abstain	621,591
Broker Non-Votes	33,653,892
Based on the voting results set forth above, the Company has adopted a policy to hold an annual advisory vote on named executive officer compensation until the next required vote on the frequency of shareholder advisory votes on the Company’s named executive officer compensation.
5.    To act upon a shareholder proposal requesting adoption of a policy separating the Chair and CEO roles and requiring an independent Board Chair whenever possible. The proposal was rejected by a vote of shareholders as follows:

For	237,279,981
Against	382,087,608
Abstain	1,189,979
Broker Non-Votes	33,653,892
6.    To act upon a shareholder proposal requesting a report to shareholders on the effectiveness of the Company’s diversity, equity and inclusion efforts. The proposal was rejected by a vote of shareholders as follows:

For	98,910,548
Against	515,382,635
Abstain	6,264,385
Broker Non-Votes	33,653,892

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits:

Exhibit No.	Description

3.1	Certificate of Elimination relating to the Preferred Stock
104	Cover Page Interactive Data File (formatted as inline XBRL with applicable taxonomy extension information contained in Exhibits 101)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANAHER CORPORATION

Date:	May 11, 2023	By:	/s/ James F. O’Reilly
James F. O’Reilly
Vice President, Deputy General Counsel and Secretary